Exhibit 10.71

SUN CONFIDENTIAL

Agreement No. 90602

Addendum to

Technology License And Distribution Agreement

between

Sun Microsystems, Inc. and Insignia Solutions, Plc.

This Addendum (the "Addendum") is made to the Technology License and Distribution Agreement (the "Agreement") entered into by and between Sun Microsystems, Inc. ("Sun") and Insignia Solutions, Plc. ("Insignia") dated March 3, 1999, and is effective as of the date signed by Sun below. This Addendum is in addition to the Agreement. In the event of a conflict between the terms of the Agreement and the terms of this Addendum, the terms of this Addendum shall govern. All capitalized terms used herein shall have the same meaning set forth in the Agreement, unless otherwise stated. The parties agree as follows:

1. Definitions.

                A. "Phoenix" means Phoenix Technologies, Ltd.

                B. "Internet Appliance" means a device which has built-in Internet access and is used for surfing the Internet, and includes and can run Phoenix's ROM BIOS together with Phoenix's OS, Browser, and graphics.

2. Price Modification. In the limited case of distribution of Insignia Products based on pJava to Phoenix as an Insignia Licensee, the parties agree that the minimum royalty owed to Sun be Insignia identified in Section II(a) of Exhibit C-2 of the Agreement shall be reduced to [******]. Notwithstanding the foregoing, this price and the prepaid royalties in Paragraph 3 below shall apply only to distributions of Insignia Licensee Product by or for Phoenix that are bundled and for use only with Internet Appliances. The [******] price in Paragraphs 2 and 3 is conditioned upon Insignia's compliance with the Agreement, including Paragraphs 3, 4, 5 and 6 of this Addendum.

3. Prepaid Royalties, Insignia hereby agrees to pay Sun:

(i) within five business days after the effective date of this Addendum, a nonrefundable payment of [******] as prepaid royalties for [******] within the scope of Paragraph 2 above, and Insignia shall report before June 15, 2001, pursuant to Section 4.2 of the Agreement, [******] to Phoenix hereunder (which shall exhaust the initial [******] prepaid amounts above);

(ii) by December 31, 2001, a nonrefundable payment of [******] as prepaid royalties for [******] within the scope of Paragraph 2 above, and Insignia shall report before December 31, 2001, pursuant to Section 4.2 of the Agreement, [******] to Phoenix hereunder (which shall exhaust the [******] prepaid amount above);

(iii) by March 31, 2002, a nonrefundable payment of [******] as prepaid royalties for [******] within the scope of Paragraph 2 above, and Insignia shall report before March 31, 2002, pursuant to Section 4.2 of the Agreement, [******] to Phoenix hereunder (which shall exhaust the [******] prepaid amount above); and

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [******].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(iv) by June 30, 2002, a nonrefundable payment of [******] as prepaid royalties for [******] within the scope of Paragraph 2 above, and Insignia shall report before June 30, 2002, pursuant to Section 4.2 of the Agreement, [******] to Phoenix hereunder (which shall exhaust the [******] prepaid amount above).

Insignia's total of [******] in prepaid royalties under this Section 3 must be used by and will expire upon the third anniversary of the effective date of this Addendum, and Insignia will not be entitled to any refund or credit for any unused [******]. This prepaid amount shall be applied only to any [******] for which a royalty is payable before such third anniversary and which are not in excess of the [******]. If the [******] are exhausted, additional [******] hereunder shall be paid at the royalty rate specified in Section 2 above for the remainder of the term of this Addendum.

4. Royalty Reporting. Insignia must report all royalties and distributions under this Addendum, and the basis for such calculation, separate from the other royalties reported under the Agreement.

5. Branding. Insignia will ensure that, within 90 days of the effective date of this Addendum (or upon the next release of Phoenix's Internet Appliance software stack, if earlier), and applicable Java-compatible logo is and remains visible on the Internet Appliance screen when applications or applets or the Java runtime environment is loading or invoked for execution.

6. Product Limitations. Insignia Products licensed to Phoenix under the terms of this Addendum may not be used for set-top boxes or to execute or run JavaTV-based platforms, and Insignia must ensure that Phoenix is bound by this restriction and that Phoenix's licensees of the Insignia Products are similarly bound.

7. Term of Addendum. The term of this Addendum shall be three years from the execution date hereof. Thereafter, this Addendum shall be automatically renewed for successive one (1) year terms (with a maximum of three (3) subsequent terms), unless Insignia notifies Sun in writing at least thirty (30) days before the end of the then-current term stating that it wishes to terminate this Addendum; whereupon this Addendum shall terminate at the end of the then-current term. Notwithstanding the foregoing, if the Agreement expires or is terminated before this Addendum expires or its terminated, this Addendum shall nonetheless terminate upon such termination or expiration of the Agreement.

Except as expressly amended herein, the Agreement shall remain unaltered and in full force and effect.

Sun Microsystems, Inc.		Insignia Solutions, Plc.

By:	/s/ Neal Civjan	By:	/s/ Mark McMillan

Name:	Neal Civjan	Name:	Mark McMillan

Title:	Dir Software & Technology Sales	Title:	C.O.O.

Date:	6/6/01	Date:	6/6/01

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.